O’Neill Law Group PLLC		435 Martin Street, Suite 1010
Blaine, WA 98230

Stephen F.X. O’Neill*	Christian I. Cu**	Telephone: (360) 332-3300
Facsimile: (360) 332-2291
E-mail: son@stockslaw.com

CONSENT OF LEGAL COUNSEL

We hereby consent to the inclusion of our legal opinion dated January 25, 2005 in Rancho Santa Monica Developments Inc.’s Amendment No. 2 to the Registration Statement on Form SB-2 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

Very truly yours,

/s/ O’Neill Law Group PLLC

O'NEILL LAW GROUP PLLC

May 25, 2005

VANCOUVER OFFICE:	O’Neill Law Corporation
Suite 1880, 1055 West Georgia Street, Box 11122, Vancouver, British Columbia, Canada V6E 3P3
Tel: (604) 687-5792 / Fax: (604) 687-6650
*Washington and British Columbia Bars **Nevada, Washington and British Columbia Bars